Exhibit 31.3
CERTIFICATION
I, Ronald L. Rossetti, certify that:
1. I have reviewed this Amendment No. 1 on Form 10-K/A of Tier Technologies, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 27, 2010	By:	/s/ Ronald L. Rossetti
Ronald L. Rossetti
Chief Executive Officer (Principal Executive Officer)